EXHIBIT 5.01

August 21, 2018

Amyris, Inc.

5885 Hollis Street, Ste. 100

Emeryville, California 94608

Ladies and Gentlemen:

At your request, we have examined (i) the two Registration Statements on Form S-3 (File No. 333-219732 and File No. 333-221351) filed by Amyris, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on August 4, 2017 and November 3, 2017, respectively, and declared effective on October 17, 2017 and December 1, 2017, respectively, under the Securities Act of 1933, as amended (the “Securities Act”) (such registration statements as so amended at the time of effectiveness, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, and the documents incorporated by reference therein hereinafter, collectively, the “Registration Statements”), (ii) the two preliminary prospectus supplements dated August 16, 2018 and filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act (the “Preliminary Prospectus Supplements”) relating to the sale of up to 8,802,270 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), by the selling stockholders identified therein (collectively, the “Selling Stockholders”), and (iii) the final prospectus supplements dated August 17, 2018 filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus Supplements” and, together with the Preliminary Prospectus Supplements, the “Prospectus Supplements”). The Shares are being sold by the Selling Stockholders pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated August 17, 2018, by and between the Selling Stockholders, B. Riley FBR, Inc. (the “Underwriter”), and the Company, as described in the Registration Statements, the prospectuses contained within the Registration Statements (collectively, the “Prospectuses”) and the Final Prospectus Supplements.

As to matters of fact relevant to this opinion, we have relied upon our examination of the documents we deemed necessary, including, but not necessarily limited to, the following documents: (i) the Registration Statements and the Exhibits filed as a part thereof or incorporated therein by reference; (ii) the Prospectuses; (iii) the Final Prospectus Supplements, (iv) the Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on September 30, 2010, and certified by the Delaware Secretary of State on September 30, 2010, as amended by that certain Certificate of Amendment of the Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 9, 2013 and certified by the Delaware Secretary of State on May 9, 2013, that certain Certificate of Amendment of the above-described Restated Certificate of Incorporation, dated May 12, 2014 and certified by the Delaware Secretary of State on May 12, 2014, that certain Certificate of Amendment of the above-described Restated Certificate of Incorporation, dated September 18, 2015 and certified by the Delaware Secretary of State on September 18, 2015, that certain Certificate of Amendment of the above-described Restated Certificate of Incorporation, dated May 18, 2016 and certified by the Delaware Secretary of State on May 18, 2016, and that certain Certificate of Amendment of the Restated Certificate of Incorporation, dated June 5, 2017 and certified by the Delaware Secretary of State on June 5, 2017, including the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A 17.38% Convertible Preferred Stock, the Series B Certificate of Designation, the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, all three filed with the Delaware Secretary of State on May 8, 2017, and the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, filed with the Delaware Secretary of State on August 3, 2017 (such Restated Certificate of Incorporation of the Company, as so amended, the “Restated Certificate”); (iv) the Company’s Restated Bylaws, certified by the Company’s Secretary on August 21, 2016 (the “Bylaws”); (v) corporate proceedings and actions of the Company’s Board of Directors and stockholders with respect to the approval or authorization of the Restated Certificate and the Bylaws, the Underwriting Agreement, and the Registration Statements; (vi) records of the outstanding capital stock and other outstanding securities of the Company that the Company has provided to us (including a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of Common Stock as of August 20, 2018); (vii) a Certificate of Good Standing issued by the Delaware Secretary of State dated August 21, 2018, stating that the Company is duly incorporated under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware (the “Good Standing Certificate”); and (viii) factual representations and warranties made to us by the Company, including those contained in an Opinion Certificate of the Company dated of even date herewith. We have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of any document we have reviewed and the due authorization, execution and delivery of all documents. We have also assumed that any certificates or instruments representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and the existing Delaware General Corporation Law (collectively, the “Applicable Laws”).

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With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Good Standing Certificate and representations made to us by the Company.

Opinions. Based upon and subject to the foregoing, we are of the following opinion:

(1)        The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware.

(2)        The Shares that may be sold by the Selling Stockholders pursuant to the Registration Statements and as contemplated by the Underwriting Agreement are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statements and further consent to all references to us, if any, in the Registration Statements, the Prospectuses constituting a part thereof and any amendments or supplements thereto, including the Final Prospectus Supplements.

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This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statements and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By: /s/ Faisal Rashid

 Faisal Rashid, a Partner

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